UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

ARGONAUT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14950	95-4057601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10101 Reunion Place, Suite 500

San Antonio, Texas 78216

(Address of Principal executive offices, including Zip Code)

(210) 321-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2005, the Board of Directors adopted the Argonaut Deferred Compensation Plan for Non-Employee Directors, a non-funded and non-qualified deferred compensation plan. Under the Plan, non-employee directors may elect each year to defer payment of 50% or 100% of their cash compensation payable during the next calendar year. During the time that the cash compensation amounts are deferred, such amounts will be credited with interest earned at a rate two (2) percent above the prime rate, first using the prime rate in effect on the date the Plan was adopted and using the prime rate in effect on May 1 each year thereafter. In addition, the Plan calls for the Company to grant a match equal to 150% of the cash compensation amounts deferred in the form of “Stock Units.” Stock Units provide directors with the economic equivalent of stock ownership and are credited as a bookkeeping entry to each director’s “Stock Unit Account.” Each Stock Unit shall be valued at the closing price of the Company’s common stock on the national exchange on which it is listed as of the date credited for all purposes under the Plan and fluctuate daily thereafter on that same basis. Stock Units may not be transferred or sold and they do not provide any voting or other shareholder rights. Stock Unit Accounts will be credited with additional Stock Units to mirror the value of any dividends on the Company’s common stock, as of the date declared. The Plan provides for a Stock Unit Account to be established for each non-employee director upon the effective date of the Plan and with credit for an initial bookkeeping entry for 1,333 Stock Units. Directors joining the Board after the effective date of the Plan shall have a Stock Unit Account established as of the date of their election or appointment with an identical initial bookkeeping entry. Unless removed for cause, each director (or such director’s designated beneficiary) shall be entitled to a distribution from the Plan six months after their service on the Board of Directors ends or, in the event of a change in control of the Company, as of the date of the change in control. The distribution shall be equal to the value of the Stock Units in such director’s Stock Unit Account as of the last date of service, together with the value of all cash compensation deferred and interest earned through the date the distribution is made. Distributions shall be payable in the form of shares of the Company’s stock, with the number of shares payable determined using the closing price of the Company’s common stock on the national stock exchange on which it is listed as of the date of the director’s last day of service on the Board. Shares delivered under the Plan shall be acquired by the Company on the open market in advance of the distribution date. No shares of the Company’s common stock will be issued or reserved for future issuance in connection with the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005

ARGONAUT GROUP, INC.

/s/ Craig S. Comeaux
By:	Craig S. Comeaux
Its:	Secretary

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